Exhibit 99.1 Press Release
FOR IMMEDIATE RELEASE
April 20, 1999

Contacts:  Thomas L. Blair - Chairman and Co-CEO
           Edward S. Civera - Co-CEO and President
           S. Joseph Bruno - Vice President and CFO

                   UNITED PAYORS & UNITED PROVIDERS REPORTS
                EARNINGS OF $5.6 MILLION FOR THE FIRST QUARTER
                ----------------------------------------------


        ROCKVILLE, Maryland, April 20, 1999 - United Payors & United Providers, Inc. (NASDAQ: UPUP) announced today that its revenues and net income for the first quarter ending March 31, 1999 were $23.7 million and $5.6 million, respectively, resulting in earnings per share of $0.31 on 18.2 million shares of common stock. This performance compares to revenues, net income and earnings per share for the first quarter of 1998 of $18.6 million, $4.4 million and $0.25, respectively, for an increase of 27% in revenues and net income and 24% in earnings per share. The first quarter of 1999 also reflects an increase over the fourth quarter of 1998 in revenues, net income and earnings per share. These operating results reflect UP&UP's twelfth consecutive quarter of revenue and earnings growth since the Company's initial public offering in the second quarter of 1996. At March 31, 1999, the Company had $33 million in working capital, $87 million in stockholders' equity and $124 million in total assets.

        UP&UP supports the health care industry with a national network of health care providers, proprietary technology and medical management expertise.

        This press release contains forward looking information. The forward statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward looking statements may be significantly impacted by the certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.
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                    UNITED PAYORS & UNITED PROVIDERS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                 Three Months Ended March 31,
                                                 ----------------------------
                                                     1999            1998
                                                 ------------    ------------
Revenue                                               $23,722         $18,598
                                                      =======         =======
Operating expenses                                    $14,342         $11,040
                                                      =======         =======
Income before income taxes                            $ 9,332         $ 7,521
                                                      =======         =======
Net income                                            $ 5,599         $ 4,396
                                                      =======         =======
Net income per share - basic                          $  0.32         $  0.26
                                                      =======         =======
Weighted average shares outstanding - basic            17,269          17,040
                                                      =======         =======
Net income per share - diluted                        $  0.31         $  0.25
                                                      =======         =======
Weighted average shares outstanding - diluted          18,243          17,799
                                                      =======         =======

                      CONDENSED BALANCE SHEET INFORMATION
                                (in thousands)

                                                                March
                                                       -----------------------
                                                         1999           1998
                                                       --------        -------
Assets:
   Current assets                                      $ 53,421        $39,337
   Fixed assets                                           4,001          4,036
   Other assets                                          66,788         44,780
                                                       --------        -------
       Total assets                                    $124,210        $88,153
                                                       ========        =======
Liabilities:
   Current liabilities                                 $ 20,041        $13,007
   Non-current liabilities                               16,811         12,492
                                                       --------        -------
       Total liabilities                                 36,852         25,499
                                                       ========        =======
Stockholders' equity                                     87,358         62,654
                                                       --------        -------
       Total liabilities and stockholders' equity      $124,210        $88,153
                                                       ========        =======